Exhibit 99.1

ALLEGHANY CORPORATION

1411 Broadway, 34th Floor

New York, NY 10018

ALLEGHANY CORPORATION REPORTS 2016 SECOND QUARTER RESULTS

NEW YORK, NY, August 2, 2016 – Alleghany Corporation (NYSE-Y) announced today its financial results for the three and six months ended June 30, 2016. Highlights are listed below.

●	Book value per common share[1] was $512.84 as of June 30, 2016, an increase of 5.5% from book value per common share[1] as of December 31, 2015.

●	Book value per common share[1] increased 1.9% from book value per common share[1] as of March 31, 2016.

●	Alleghany reported net earnings[2] of $77.1 million for the 2016 second quarter, compared with $182.5 million for the 2015 second quarter.

●	Alleghany reported net earnings[2] of $231.6 million for the first six months of 2016, compared with $307.7 million for the first six months of 2015.

●	Alleghany reported $4.99 of earnings per diluted share and $2.96 of operating earnings per diluted share for the 2016 second quarter, compared with $11.40 and $8.19, respectively, for the 2015 second quarter.

●	Alleghany reported $14.99 of earnings per diluted share and $12.32 of operating earnings per diluted share for the first six months of 2016, compared with $19.22 and $16.39, respectively, for the first six months of 2015.

Weston Hicks, President and chief executive officer of Alleghany stated, “Underwriting results reflected several significant catastrophic events totaling $124.8 million, resulting in a consolidated combined ratio of 97.0% for the second quarter of 2016. Favorable prior year reserve development of $90.0 million, primarily at TransRe and RSUI, partially offset the catastrophe losses. Net earnings were reduced in the second quarter of 2016 by a write-off of $19.7 million of legacy tax balances at TransRe. We remain pleased with the performance at TransRe as it continues to strengthen its franchise, and at our insurance businesses which are executing on their operating plans.”

“Growth in net premiums written of 16.4% in the second quarter included increases at TransRe, CapSpecialty and PacificComp and was primarily attributable to the large whole account quota share treaty written by TransRe in the fourth quarter of 2015. PacificComp and CapSpecialty also delivered improved operating performance in the current quarter.”

Mr. Hicks continued, “Investment in our Alleghany Capital subsidiary, which invests in closely-held private businesses and provides growth capital for certain promising ventures was $637.1 million as of June 30, 2016, and includes our previously-announced follow-on investment in Jazwares as of April 15, 2016. Alleghany Capital’s businesses generated revenue growth and improved performance in the quarter as they continue to benefit from its unique approach and focus on long-term value creation. Alleghany Capital generated $3.5 million of earnings before income

1 Stockholders’ equity attributable to Alleghany stockholders divided by common stock outstanding.

2 Net earnings attributable to Alleghany stockholders.

taxes and $2.3 million of Adjusted EBITDA for the three months ended June 30, 2016. In the second quarter, Alleghany Capital’s manufacturing and services businesses, which include our ownership in Kentucky Trailer, IPS, Bourn & Koch and Jazwares, generated $0.1 million of earnings before income taxes and $8.5 million of Adjusted EBITDA. The main difference between earnings before income taxes and Adjusted EBITDA for Alleghany Capital’s manufacturing and services businesses is non-cash amortization incurred in connection with the acquisition of IPS and the follow-on investment at Jazwares. We are pleased with the timing of this follow-on investment, as Jazwares has traditionally performed well during the last half of the year, coinciding with the holiday season. Alleghany Capital’s oil and gas business, primarily SORC, improved its operating performance but continued to operate at a loss during its planned development phase, with negative earnings before income taxes of $6.4 million and negative Adjusted EBITDA of $2.8 million. Alleghany Capital was also favorably impacted by the recognition of a $13.2 million realized capital gain in connection with the re-measurement of the valuation of Jazwares, which occurred in connection with our follow-on investment in April 2016. Alleghany Capital continues to pursue additional investment opportunities.”

The following table summarizes results for the three and six months ended June 30, 2016 and 2015:

	Three Months Ended June 30,		Percent	Six Months Ended June 30,		Percent
	2016	2015	Change	2016	2015	Change
	(in millions)			(in millions)

Net premiums written	$1,334.3	$1,146.0	16.4%	$2,656.5	$2,237.1	18.7%

Earnings before income taxes	133.5	245.1	(45.5%)	345.9	410.6	(15.8%)

Underwriting profit	37.3	115.3	(67.6%)	187.4	242.0	(22.6%)

Net investment income	106.9	103.1	3.7%	211.7	216.5	(2.2%)

Net earnings attributable to Alleghany stockholders	77.1	182.5	(57.8%)	231.6	307.7	(24.7%)

SEGMENT RESULTS

The following table summarizes the segment results for the three and six months ended June 30, 2016 and 2015:

	Three Months Ended June 30,		Percent	Six Months Ended June 30,		Percent
	2016	2015	Change	2016	2015	Change
	(in millions)			(in millions)
Net premiums written:
Reinsurance Segment	$1,010.5	$830.6	21.7%	$2,066.5	$1,659.3	24.5%
Insurance Segment	323.8	315.4	2.7%	590.0	577.8	2.1%

	$1,334.3	$1,146.0	16.4%	$2,656.5	$2,237.1	18.7%

Underwriting profit:
Reinsurance Segment	$12.0	$93.0	(87.1%)	$107.5	$176.8	(39.2%)
Insurance Segment	25.3	22.3	13.5%	79.9	65.2	22.5%

	$37.3	$115.3	(67.6%)	$187.4	$242.0	(22.6%)

Reinsurance Segment

The increase in TransRe’s net premiums written in the second quarter and first six months of 2016 from the corresponding 2015 periods primarily reflects $180.0 million and $424.8 million, respectively, of premiums recorded in connection with a large whole account quota share treaty placed as of December 31, 2015, partially offset by higher ceded premium written due to a strategic increase in retrocessional reinsurance coverage purchased by TransRe in 2016.

TransRe’s 2016 second quarter combined ratio was 98.8%, compared with 88.3% for the 2015 second quarter, and TransRe’s combined ratio for the first six months of 2016 was 94.4%, compared with 88.6% for the first six months of 2015. TransRe’s higher combined ratio for the 2016 second quarter and first six months of 2016 primarily reflects $95.8 million of catastrophe losses in the second quarter of 2016, partially offset by more favorable prior year loss reserve development. The catastrophe losses in the second quarter of 2016 relate to $72.2 million of wildfire losses in Alberta, Canada, $15.3 million of earthquake losses in Japan, and $8.3 million of earthquake losses in Ecuador, which include $1.7 million from casualty lines of business.

Insurance Segment

The increase in the insurance segment net premiums written in the second quarter and first six months of 2016 from the corresponding 2015 periods reflects continued growth at PacificComp and CapSpecialty, partially offset by competition driven property insurance premium declines at RSUI. For the second quarter and first six months of 2016, PacificComp’s net premiums written increased by 41.2% and 49.8%, respectively, CapSpecialty’s net premiums written increased by 13.5% and 14.7%, respectively, and RSUI’s net premiums written decreased by 3.9% and 6.2%, respectively.

The insurance segment’s combined ratio was 91.0% for the 2016 second quarter, compared with 91.9% for the 2015 second quarter, and the insurance segment’s combined ratio for the first six months of 2016 was 85.8%, compared with 88.0% for the first six months of 2015. The lower combined ratio and higher underwriting profit for the second quarter and first six months of 2016 primarily reflect more favorable prior year loss reserve development and the impact of growing net premiums earned at PacificComp, partially offset by higher catastrophe losses at RSUI. Catastrophe losses at RSUI were primarily due to weather events in Texas.

Alleghany Capital

The following table summarizes Earnings (losses) before income taxes and Adjusted EBITDA for Alleghany Capital for the three and six months ended June 30, 2016 and 2015:

	Three Months Ended June 30,
	2016				2015
	Mfg. & Svcs.	Oil & Gas	Corp. & other	Total	Mfg. & Svcs.	Oil & Gas	Corp. & other	Total
	($ in millions)
Adjusted EBITDA(1)	$8.5	$(2.8)	$(3.4)	$2.3	$8.5	$(7.8)	$(1.9)	$(1.2)
Less: depreciation expense	(1.8)	(3.6)	-	(5.4)	(1.0)	(2.3)	-	(3.3)
Less: amortization of intangible assets	(6.1)	-	-	(6.1)	(0.1)	-	-	(0.1)
Less: interest expense	(0.3)	-	-	(0.3)	(0.4)	-	-	(0.4)
Add: net realized capital gains (losses)	(0.2)	-	13.2	13.0	(0.1)	-	-	(0.1)
Adjustments to equity in earnings of Jazwares and ORX	-	-	-	-	(0.1)	(0.2)	-	(0.3)

Earnings (losses) before income taxes	$0.1	$(6.4)	$9.8	$3.5	$6.8	$(10.3)	$(1.9)	$(5.4)

	Six Months Ended June 30,
	2016				2015
	Mfg. & Svcs.	Oil & Gas	Corp. & other	Total	Mfg. & Svcs.	Oil & Gas	Corp. & other	Total
	($ in millions)
Adjusted EBITDA(1)	$15.9	$(6.7)	$(4.6)	$4.6	$13.2	$(13.0)	$(3.5)	$(3.3)
Less: depreciation expense	(3.1)	(7.2)	-	(10.3)	(2.0)	(3.7)	-	(5.7)
Less: amortization of intangible assets	(10.2)	-	-	(10.2)	(0.2)	-	-	(0.2)
Less: interest expense	(0.6)	-	-	(0.6)	(0.7)	(0.1)	-	(0.8)
Add: net realized capital gains (losses)	(0.3)	-	13.2	12.9	-	-	-	-
Adjustments to equity in earnings of Jazwares and ORX	-	-	-	-	(0.1)	(0.5)	-	(0.6)

Earnings (losses) before income taxes	$1.7	$(13.9)	$8.6	$(3.6)	$10.2	$(17.3)	$(3.5)	$(10.6)

(1)	See “Other Financial Information- Non-GAAP Financial Measures” below for additional information regarding our use and calculation of Adjusted EBITDA.

INVESTMENT PERFORMANCE

Alleghany reported net investment income for the second quarter and first six months of 2016 of $106.9 million and $211.7 million, respectively, an increase of 3.7% and a decrease of 2.2% from the corresponding 2015 periods. The increase in net investment income in the second quarter of 2016 from the second quarter of 2015 primarily reflects higher interest income from funds withheld by cedants. The decrease in net investment income in the first six months of 2016 from the first six months of 2015 primarily reflects lower earnings from partnership investments and equity-method investments included in other invested assets, partially offset by higher interest income from funds withheld by cedants. Financial statement total return3 on investments was +1.4% in the 2016 second quarter, compared with (0.3)% for the 2015 second quarter. Year-to-date financial statement total return was 2.9%.

3 As calculated in Alleghany’s financial supplement.

OTHER FINANCIAL INFORMATION

As of June 30, 2016, Alleghany had 15,439,250 shares of its common stock outstanding, compared with 15,544,077 shares of its common stock outstanding as of December 31, 2015. As of June 30, 2016, Alleghany had $394.2 million remaining under its share repurchase authorization. Alleghany did not repurchase any shares during the second quarter. For the first six months of 2016 Alleghany has repurchased 113,100 shares at an average price of $471.15 per share.

Additional Information

Concurrent with the issuance of today’s earnings press release, Alleghany has posted a financial supplement to its website, www.alleghany.com, containing additional schedules that provide further detail pertaining to Alleghany’s financial results.

Additional information regarding Alleghany’s 2016 second quarter and first six months financial results, including management’s discussion and analysis of Alleghany’s financial condition and results of operations, is contained in Alleghany’s Quarterly Report on Form 10-Q for the period ended June 30, 2016 (the “Form 10-Q”), to be filed with the U.S. Securities and Exchange Commission (the “SEC”) on or about the date hereof. The Form 10-Q and the financial supplement will be available on Alleghany’s website at www.alleghany.com. The Form 10-Q will also be available on the SEC’s website at www.sec.gov. Readers are urged to review the Form 10-Q for a more complete discussion of Alleghany’s financial performance.

About Alleghany Corporation

Alleghany Corporation (NYSE-Y) creates value through owning and managing operating subsidiaries and investments, anchored by a core position in property and casualty reinsurance and insurance. Alleghany’s property and casualty subsidiaries include: Transatlantic Holdings, Inc. (referred to herein as “TransRe”), a leading global reinsurer; RSUI Group, Inc. (referred to herein as “RSUI”), a national underwriter of property and liability specialty insurance coverages; CapSpecialty, Inc. (referred to herein as “CapSpecialty”), an underwriter of commercial property, casualty and surety insurance coverages; and Pacific Compensation Corporation (referred to herein as “PacificComp”), an underwriter of workers’ compensation insurance, primarily in California. Alleghany’s subsidiary Alleghany Capital Corporation (referred to herein as “Alleghany Capital”) engages in and oversees strategic investments and acquisitions.

Non-GAAP Financial Measures

Throughout this press release, Alleghany’s results of operations have been presented in the way that Alleghany believes will be the most meaningful and useful to investors, analysts, rating agencies and others who use financial information in evaluating the performance of Alleghany. This presentation includes the use of underwriting profit, operating earnings per diluted share and Adjusted EBITDA, which are “non-GAAP financial measures.” The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Also note that these measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. A discussion of our calculation and use of these financial measures is provided below.

Underwriting profit represents net premiums earned less net loss and loss adjustment expenses and commissions, brokerage and other underwriting expenses, all as determined in accordance with U.S. GAAP, and does not include net investment income, net realized capital gains, other than temporary impairment losses, other income, other operating expenses, corporate administration, amortization of intangible assets or interest expense. Alleghany consistently uses underwriting profit as a supplement to earnings before income taxes, the most comparable U.S. GAAP financial measure, to evaluate the performance of its segments and believes that underwriting profit provides useful additional information to investors because it highlights net earnings attributable to a segment’s underwriting performance. Earnings before income taxes may show a profit despite an underlying underwriting loss; and when underwriting losses persist over extended periods, a reinsurance or an insurance company’s ability to continue as an ongoing concern may be at risk.

A reconciliation of underwriting profit to earnings before income taxes is presented below.

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	(in millions)

Earnings before income taxes	$ 133.5	$ 245.1	$ 345.9	$ 410.6

Adjustments to earnings before income taxes:
Net investment income	106.9	103.1	211.7	216.5
Net realized capital gains	54.0	86.2	89.9	129.3
Other than temporary impairment charges	(5.7)	(7.3)	(26.5)	(59.6)
Other income	165.4	43.8	302.8	79.9
Other operating expenses	(185.0)	(63.8)	(347.1)	(131.2)
Corporate administration	(13.5)	(9.8)	(23.2)	(22.5)
Amortization of intangible assets	(5.4)	1.0	(8.4)	2.7
Interest expense	(20.5)	(23.4)	(40.7)	(46.5)

	96.2	129.8	158.5	168.6

Underwriting profit	$ 37.3	$ 115.3	$ 187.4	$ 242.0

Operating earnings per diluted share represents earnings per diluted share excluding (on an after-tax basis) net realized capital gains; and other than temporary impairment losses, all as determined in accordance with U.S. GAAP. Alleghany uses operating earnings per diluted share as a supplement to diluted earnings per share, the most comparable U.S. GAAP financial measure, to provide useful additional information to investors by highlighting earnings per diluted share attributable to its performance exclusive of realized capital gains or losses and impairments. A reconciliation of operating earnings per diluted share to diluted earnings per share is presented below.

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	(dollars in millions)

Net earnings attributable to Alleghany stockholders	$77.1	$182.5	$231.6	$307.7

Adjustments to net earnings (after tax):
Net realized capital gains	35.1	56.0	58.4	84.0
Other than temporary impairment charges	(3.7)	(4.7)	(17.2)	(38.7)

	31.4	51.3	41.2	45.3

Operating income	$45.7	$131.2	$190.4	$262.4

Weighted average diluted common shares outstanding	15,438,859	16,003,023	15,445,525	16,004,596

Diluted earnings per share	$4.99	$11.40	$14.99	$19.22

Diluted operating earnings per share	$2.96	$8.19	$12.32	$16.39

Adjusted EBITDA is a non-GAAP financial measure for Alleghany’s non-insurance operating subsidiaries and investments held by Alleghany Capital. Adjusted EBITDA represents other revenue less certain other expenses, and does not include depreciation expense (a component of other operating expenses), amortization of intangible assets, interest expense, net realized capital gains, OTTI losses, and income taxes. Because Adjusted EBITDA excludes interest, income taxes, depreciation and amortization, it provides an indication of economic performance that is not affected by levels of debt, interest rates, effective tax rates or levels of depreciation and amortization resulting from purchase accounting. Alleghany uses Adjusted EBITDA as a supplement to earnings before income taxes, the most comparable GAAP financial measure, to evaluate the performance of certain of our non-insurance operating subsidiaries and investments. A reconciliation of Adjusted EBITDA to earnings before income taxes is presented above in “Segment Results-Alleghany Capital.”

# # #

Forward-looking Statements

This release contains disclosures which may be deemed to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should” or the negative versions of those words or other comparable words. Forward-looking statements do not relate solely to historical or current facts rather are based on management’s expectations as well as certain assumptions and estimates made by, and information available to, management at the time. These statements are not guarantees of future performance. These forward-looking statements are based upon Alleghany’s current expectations and are subject to a number of uncertainties and risks that could significantly affect current plans, anticipated actions and Alleghany’s future financial condition and results. Factors that could cause these forward-looking statements to differ, possibly materially, from that currently contemplated include:

•	significant weather-related or other natural or man-made catastrophes and disasters;

•	the cyclical nature of the property and casualty reinsurance and insurance industries;

•	changes in market prices of our significant equity investments and changes in value of our debt securities portfolio;

•	adverse loss development for events insured by our reinsurance and insurance subsidiaries in either the current year or prior years;

•	the long-tail and potentially volatile nature of certain casualty lines of business written by our reinsurance and insurance subsidiaries;

•	the cost and availability of reinsurance;

•	the reliance by our reinsurance operating subsidiaries on a limited number of brokers;

•	increases in the levels of risk retention by our reinsurance and insurance subsidiaries;

•	changes in the ratings assigned to our reinsurance and insurance subsidiaries;

•	claims development and the process of estimating reserves;

•	exposure to terrorist acts and acts of war;

•	the willingness and ability of our reinsurance and insurance subsidiaries’ reinsurers to pay reinsurance recoverables owed to our reinsurance and insurance subsidiaries;

•	legal, political, judicial and regulatory changes, including the federal financial regulatory reform of the insurance industry by the Dodd-Frank Wall Street Reform and Consumer Protection Act;

•	the uncertain nature of damage theories and loss amounts;

•	the loss of key personnel of our reinsurance or insurance operating subsidiaries;

•	fluctuation in foreign currency exchange rates;

•	the failure to comply with the restrictive covenants contained in the agreements governing our indebtedness;

•	the ability to make payments on, or repay or refinance, our debt;

•	risks inherent in international operations; and

•	difficult and volatile conditions in the global market.

Additional risks and uncertainties include general economic and political conditions, including the effects of a prolonged U.S. or global economic downturn or recession; changes in costs; variations in political, economic or other factors; risks relating to conducting operations in a competitive environment; effects of acquisition and disposition activities, inflation rates, or recessionary or expansive trends; changes in interest rates; extended labor disruptions, civil unrest, or other external factors over which we have no control; changes in our plans, strategies, objectives, expectations, or intentions, which may happen at any time at our discretion; and other factors discussed in Alleghany’s most recent Annual Report on Form 10-K and subsequent filings with the SEC. All forward-looking statements speak only as of the date they are made and are based on information available at that time. Alleghany does not undertake any obligation to update or revise any forward-looking statements to reflect subsequent circumstances or events.

For more information, please contact:

Kerry Jacobs

Alleghany Corporation

212-508-8141

ALLEGHANY CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheets
	June 30, 2016	December 31, 2015
	(unaudited)
	($ in thousands, except share amounts)
Assets
Investments:
Available-for-sale securities at fair value:
Equity securities (cost: 2016 – $2,639,732; 2015 – $2,740,984)	$2,804,129	$3,005,908
Debt securities (amortized cost: 2016 – $13,257,465; 2015 – $13,529,923)	13,681,224	13,605,963
Short-term investments	621,715	365,810

	17,107,068	16,977,681
Commercial mortgage loans	414,144	177,947
Other invested assets	632,823	676,811

Total investments	18,154,035	17,832,439
Cash	510,819	475,267
Accrued investment income	112,189	115,313
Premium balances receivable	873,178	752,103
Reinsurance recoverables	1,220,516	1,249,948
Ceded unearned premiums	202,838	190,368
Deferred acquisition costs	465,724	419,448
Property and equipment at cost, net of accumulated depreciation and amortization	104,977	101,306
Goodwill	271,816	141,015
Intangible assets, net of amortization	346,407	212,790
Current taxes receivable	-	12,129
Net deferred tax assets	326,028	468,440
Funds held under reinsurance agreements	479,417	234,549
Other assets	746,844	633,964

Total assets	$23,814,788	$22,839,079

Liabilities, Redeemable Noncontrolling Interests and Stockholders’ Equity
Loss and loss adjustment expenses	$11,043,794	$10,799,242
Unearned premiums	2,264,488	2,076,061
Senior Notes	1,383,628	1,383,086
Reinsurance payable	92,872	69,297
Current taxes payable	41,326	-
Other liabilities	997,165	930,967

Total liabilities	15,823,273	15,258,653

Redeemable noncontrolling interests	73,719	25,719

Common stock (shares authorized: 2016 and 2015 – 22,000,000; shares issued: 2016 and 2015 – 17,459,961)	17,460	17,460
Contributed capital	3,611,489	3,611,631
Accumulated other comprehensive income	297,952	116,273
Treasury stock, at cost (2016 – 2,020,711 shares; 2015 – 1,915,884 shares)	(797,808)	(747,784)
Retained earnings	4,788,703	4,557,127

Total stockholders’ equity attributable to Alleghany stockholders	7,917,796	7,554,707

Total liabilities, redeemable noncontrolling interest and stockholders’ equity	$23,814,788	$22,839,079

ALLEGHANY CORPORATION AND SUBSIDIARIES

Consolidated Statements of Earnings and Comprehensive Income

(unaudited)

	Three Months Ended June 30,
	2016	2015
	($ in thousands, except per share amounts)

Revenues
Net premiums earned	$1,261,516	$1,074,723
Net investment income	106,860	103,087
Net realized capital gains	54,012	86,160
Other than temporary impairment losses	(5,728)	(7,317)
Other revenue	165,371	43,785

Total revenues	1,582,031	1,300,438

Costs and Expenses
Net loss and loss adjustment expenses	815,312	595,455
Commissions, brokerage and other underwriting expenses	408,937	363,954
Other operating expenses	184,955	63,812
Corporate administration	13,459	9,841
Amortization of intangible assets	5,397	(1,051)
Interest expense	20,433	23,375

Total costs and expenses	1,448,493	1,055,386

Earnings before income taxes	133,538	245,052
Income taxes	56,278	61,905

Net earnings	77,260	183,147
Net earnings attributable to noncontrolling interest	189	669

Net earnings attributable to Alleghany stockholders	$77,071	$182,478

Net earnings	$77,260	$183,147
Other comprehensive income:
Change in unrealized gains (losses), net of deferred taxes of $48,275 and ($58,871) for 2016 and 2015, respectively	89,654	(109,332)
Less: reclassification for net realized capital gains and other than temporary impairment losses, net of taxes of ($12,279) and ($27,595) for 2016 and 2015, respectively	(22,805)	(51,248)
Change in unrealized currency translation adjustment, net of deferred taxes of $879 and $1,555 for 2016 and 2015, respectively	1,632	2,888
Retirement plans	95	137

Comprehensive income	145,836	25,592
Comprehensive income attributable to noncontrolling interest	189	669

Comprehensive income attributable to Alleghany stockholders	$145,647	$24,923

Basic earnings per share attributable to Alleghany stockholders	$4.99	$11.41
Diluted earnings per share attributable to Alleghany stockholders	4.99	11.40

ALLEGHANY CORPORATION AND SUBSIDIARIES

Consolidated Statements of Earnings and Comprehensive Income

(unaudited)

	Six Months Ended June 30,
	2016	2015
	($ in thousands, except per share amounts)
Revenues
Net premiums earned	$2,483,081	$2,091,894
Net investment income	211,723	216,469
Net realized capital gains	89,905	129,311
Other than temporary impairment losses	(26,487)	(59,598)
Other revenue	302,759	79,985

Total revenues	3,060,981	2,458,061

Costs and Expenses
Net loss and loss adjustment expenses	1,479,956	1,142,371
Commissions, brokerage and other underwriting expenses	815,670	707,563
Other operating expenses	347,119	131,217
Corporate administration	23,193	22,519
Amortization of intangible assets	8,482	(2,711)
Interest expense	40,702	46,467

Total costs and expenses	2,715,122	2,047,426

Earnings before income taxes	345,859	410,635
Income taxes	113,946	102,068

Net earnings	231,913	308,567
Net earnings attributable to noncontrolling interest	337	880

Net earnings attributable to Alleghany stockholders	$231,576	$307,687

Net earnings	$231,913	$308,567
Other comprehensive income:
Change in unrealized gains (losses), net of deferred taxes of $103,256 and ($25,730) for 2016 and 2015, respectively	191,761	(47,785)
Less: reclassification for net realized capital gains and other than temporary impairment losses, net of taxes of ($17,576) and ($24,400) for 2016 and 2015, respectively	(32,642)	(45,313)
Change in unrealized currency translation adjustment, net of deferred taxes of $11,955 and ($4,236) for 2016 and 2015, respectively	22,203	(7,867)
Retirement plans	357	(385)

Comprehensive income	413,592	207,217
Comprehensive income attributable to noncontrolling interest	337	880

Comprehensive income attributable to Alleghany stockholders	$413,255	$206,337

Basic earnings per share attributable to Alleghany stockholders	$14.99	$19.22
Diluted earnings per share attributable to Alleghany stockholders	14.99	19.22